Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
April 23, 2026	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the First Quarter of 2026

WASHINGTON, D.C. and CHARLESTON, WV— United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported earnings for the first quarter of 2026 of $124.2 million, or $0.89 per diluted share. First quarter of 2026 results produced annualized returns on average assets, average shareholders’ equity, and average tangible common equity, a non-GAAP measure, of 1.49%, 9.08%, and 14.40%, respectively.

“Against the backdrop of geopolitical and macroeconomic uncertainties, UBSI continues to deliver resilient results,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “Strong earnings, sound asset quality, and efficient capital allocation highlight the first quarter, and we are well-positioned for success going forward.”

Earnings for the fourth quarter of 2025 were $128.8 million, or $0.91 per diluted share, and annualized returns on average assets, average shareholders’ equity, and average tangible common equity for the fourth quarter of 2025 were 1.52%, 9.31%, and 14.86%, respectively. Earnings for the first quarter of 2025 were $84.3 million, or $0.59 per diluted share, and annualized returns on average assets, average shareholders’ equity, and average tangible common equity were 1.06%, 6.47%, and 10.61%, respectively. United completed its acquisition of Atlanta-based Piedmont Bancorp, Inc. (“Piedmont”) on January 10, 2025. The first quarter of 2025 included $30.0 million, or approximately $0.17 per diluted share, in merger-related noninterest expenses and merger-related provision for credit losses.

United Bankshares, Inc. Announces…

April 23, 2026

Page Two

First quarter of 2026 compared to the fourth quarter of 2025

Earnings for the first quarter of 2026 were $124.2 million, or $0.89 per diluted share, as compared to earnings of $128.8 million, or $0.91 per diluted share, for the fourth quarter of 2025.

Net interest income for the first quarter of 2026 was $282.5 million, a decrease of $4.9 million, or 2%, from the fourth quarter of 2025. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, decreased $5.0 million, or 2%, from the fourth quarter of 2025. The net interest margin was 3.80% and 3.83% for first quarter of 2026 and the fourth quarter of 2025, respectively. The interest rate spread for the first quarter of 2026 increased 2 basis points to 3.06% from the fourth quarter of 2025 due to a 14 basis point decrease in the average cost of funds partially offset by a 12 basis point decrease in the yield on average earning assets. The decrease in the average cost of funds was primarily due to a 14 basis point decrease in the average rate paid on interest-bearing deposits. The decrease in the yield on average earning assets was primarily due to an 11 basis point decrease in the yield on average net loans and loans held for sale, a 26 basis point decrease in the yield on average short-term investments and lower acquired loan accretion income. Acquired loan accretion income was $7.5 million and $8.5 million for the first quarter of 2026 and fourth quarter of 2025, respectively.

The provision for credit losses for the first quarter of 2026 was $7.8 million as compared to $6.8 million for the fourth quarter of 2025. The provision for credit losses for the first quarter of 2026 reflected $5.7 million of net charge-offs and a $2.1 million increase in the allowance for loan & lease losses from the prior quarter-end. The provision for credit losses for the fourth quarter of 2025 reflected $9.3 million of net charge-offs and a $2.5 million decrease in the allowance for loan & lease losses from the prior quarter-end.

Noninterest income for the first quarter of 2026 was $34.1 million, an increase of $3.1 million, or 10%, from the fourth quarter of 2025. Net gains on investment securities were $2.3 million for the first quarter of 2026 as compared to net losses on investment securities of $218 thousand for the fourth quarter of 2025. Net gains on investment securities for the first quarter of 2026 were primarily due to gains on sales of equity securities. Fees from brokerage services increased $1.4 million from the fourth quarter of 2025 to $7.4 million, primarily due to higher volume driven by growth in the business.

Noninterest expense for the first quarter of 2026 of $152.8 million was relatively flat from the fourth quarter of 2025, slightly increasing $1.1 million, or less than 1%. An increase in employee benefits of $3.0 million and an increase in Federal Deposit Insurance Corporation (“FDIC”) insurance expense of $1.1 million was mostly offset by a $1.1 million decrease in data processing and smaller decreases in several other categories of noninterest expense. The increase in employee benefits was primarily due to higher Federal Insurance Contributions Act (“FICA”) and postretirement benefit costs. FDIC insurance expense for the fourth quarter of 2025 included a $1.2 million reduction of expense reflecting the FDIC’s reduced estimates related to the special assessment. The decrease in data processing was primarily due to technology contract renegotiations.

Income tax expense for the first quarter of 2026 was $31.8 million as compared to $31.1 million for the fourth quarter of 2025. This increase in income tax expense was primarily due to the impact of a higher effective tax rate partially offset by lower earnings. United’s effective tax rate was 20.4% and 19.4% for the first quarter of 2026 and fourth quarter of 2025, respectively. The effective tax rate for the fourth quarter of 2025 reflected the impact of provision to return adjustments.

United Bankshares, Inc. Announces…

April 23, 2026

Page Three

First quarter of 2026 compared to the first quarter of 2025

Earnings for the first quarter of 2026 were $124.2 million, or $0.89 per diluted share, as compared to earnings of $84.3 million, or $0.59 per diluted share, for the first quarter of 2025.

Net interest income for the first quarter of 2026 increased $22.5 million, or 9%, from the first quarter of 2025. Tax-equivalent net interest income also increased $22.5 million, or 9%, from the first quarter of 2025. The increase in net interest income and tax-equivalent net interest income was primarily due to an increase in average net loans and loans held for sale and a lower average rate paid on interest-bearing deposits. These increases to net interest income and tax-equivalent net interest income were partially offset by an increase in average interest-bearing deposits. Average net loans and loans held for sale increased $1.4 billion, or 6%, from the first quarter of 2025. The average rate paid on interest-bearing deposits decreased 36 basis points from the first quarter of 2025. Average interest-bearing deposits increased $1.2 billion, or 6%, from the first quarter of 2025. The net interest margin of 3.80% for the first quarter of 2026 was an increase of 11 basis points from the net interest margin of 3.69% for the first quarter of 2025.

The provision for credit losses was $7.8 million for the first quarter of 2026. The provision for credit losses was $29.1 million for the first quarter of 2025, which included $18.7 million of provision recorded on purchased non-credit deteriorated (“non-PCD”) loans from Piedmont.

Noninterest income for the first quarter of 2026 increased $4.5 million, or 15%, from the first quarter of 2025, driven by increases in net gains on investment securities of $1.7 million and fees from brokerage services of $1.8 million. Net gains on investment securities of $2.3 million for the first quarter of 2026 were primarily due to gains on the aforementioned sales of equity securities. The increase in fees from brokerage services was primarily due to higher volume driven by growth in the business.

Noninterest expense for the first quarter of 2026 was $152.8 million while noninterest expense was $153.6 million for the first quarter of 2025, which included $11.3 million in merger-related expenses. A $5.2 million decrease in other noninterest expense and a $1.5 million decrease in data processing were partially offset by a $2.7 million increase in employee benefits and a $2.6 million increase in employee compensation. Other noninterest expense for the first quarter of 2025 included $6.0 million of merger-related expenses. The decrease in data processing was primarily due to the aforementioned technology contract renegotiations. The increase in employee benefits was primarily due to higher postretirement benefit and FICA costs. The increase in employee compensation was primarily due to higher employee incentives and higher brokerage commissions. Employee compensation for the first quarter of 2025 included $1.2 million in merger-related expenses. Additionally, the expense for the reserve for unfunded loan commitments was $2.0 million and $1.7 million for the first quarter of 2026 and the first quarter of 2025, respectively. The expense for the reserve for unfunded loan commitments for the first quarter of 2026 was primarily due to an increase in the outstanding balance of loan commitments from the prior quarter-end. The expense for the reserve for unfunded loan commitments for the first quarter of 2025 included $4.1 million in merger-related expense from the acquisition.

Income tax expense for the first quarter of 2026 was $31.8 million as compared to $22.6 million for the first quarter of 2025. This increase in income tax expense was primarily due to the impact of higher earnings partially offset by a lower effective tax rate. United’s effective tax rate was 20.4% and 21.2% for the first quarter of 2026 and first quarter of 2025, respectively.

United Bankshares, Inc. Announces…

April 23, 2026

Page Four

Credit Quality

At March 31, 2026, non-performing loans (“NPLs”) were $102.8 million, or 0.41% of loans & leases, net of unearned income. Total non-performing assets (“NPAs”) were $113.2 million, including other real estate owned (“OREO”) of $10.4 million, or 0.34% of total assets at March 31, 2026. At December 31, 2025, NPLs were $101.5 million, or 0.41% of loans & leases, net of unearned income. Total NPAs were $110.3 million, including OREO of $8.9 million, or 0.33% of total assets at December 31, 2025.

As of March 31, 2026, the allowance for loan & lease losses was $299.6 million, or 1.20% of loans & leases, net of unearned income. At December 31, 2025, the allowance for loan & lease losses was $297.5 million, or 1.20% of loans & leases, net of unearned income.

Net charge-offs were $5.7 million, or 0.09% on an annualized basis as a percentage of average loans & leases, net of unearned income for the first quarter of 2026. Net charge-offs were $9.3 million, or 0.15% on an annualized basis as a percentage of average loans & leases, net of unearned income for the fourth quarter of 2025. Net charge-offs were $8.0 million, or 0.14% on an annualized basis as a percentage of average loans & leases, net of unearned income for the first quarter of 2025.

Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 15.5% at March 31, 2026, while estimated Common Equity Tier 1 capital, Tier 1 capital, and leverage ratios are 13.3%, 13.3%, and 11.2%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0%, and a leverage ratio of 5.0%.

During the first quarter of 2026, United repurchased, under a previously announced stock repurchase plan, approximately 1.7 million shares of its common stock at an average price per share of $39.92.

About United Bankshares, Inc.

United Bankshares, Inc. (NASDAQ: UBSI) is a financial services company with consolidated assets of approximately $34 billion as of March 31, 2026. United is the 38th largest banking company in the U.S. based on market capitalization. It is the parent company of United Bank, which comprises over 240 offices located across Washington, D.C., Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania, and Georgia. For more information, visit ubsi-inc.com.

United Bankshares, Inc. Announces…

April 23, 2026

Page Five

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its March 31, 2026 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2026 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, average tangible common equity, return on average tangible common equity, and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis and considering net income, a return on average tangible common equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of shareholders’ equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: (1) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve and the trade and tariff policies; (2) general competitive, economic, political and market conditions and other factors that may affect future results of United, including changes in asset quality and credit risk; the economic impact of oil and gas prices; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (3) deposit attrition, client loss or revenue loss following completed mergers or acquisitions that may be greater than anticipated; (4) regulatory change risk resulting from new laws, rules, regulations, or accounting principles, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and the possibility of changes in accounting standards, policies, principles and practices; (5) the cost and effects of cyber incidents or other failures, interruptions, or security breaches of United’s systems and those of our customers or third-party providers; (6) competitive pressures on product pricing and services; (7) success, impact, and timing of United’s business strategies, including market acceptance of any new products or services; (8) volatility and disruptions in global capital and credit markets; (9) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions; (10) catastrophic events such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including public health crises and infectious disease outbreaks, as well as any government actions in response to such events; (11) geopolitical risk from terrorist activities and armed conflicts that may result in economic and supply disruptions, and loss of market and consumer confidence; (12) the risks of fluctuations in market prices for United common stock that may or may not reflect economic condition or performance of United; and (13) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 2026	December 2025	March 2025
EARNINGS SUMMARY:
Interest income	$415,929	$430,053	$403,647
Interest expense	133,414	142,596	143,592

Net interest income	282,515	287,457	260,055
Provision for credit losses	7,776	6,779	29,103
Noninterest income	34,063	30,936	29,554
Noninterest expense	152,814	151,718	153,573

Income before income taxes	155,988	159,896	106,933
Income taxes	31,788	31,068	22,627

Net income	$124,200	$128,828	$84,306

PER COMMON SHARE:
Net income:
Basic	$0.89	$0.92	$0.59
Diluted	0.89	0.91	0.59
Cash dividends	0.38	0.38	0.37
Book value	39.65	39.29	37.19
Closing market price	$41.42	$38.40	$34.67
Common shares outstanding:
Actual at period end, net of treasury shares	138,431,009	139,880,247	142,891,148
Weighted average-basic	139,566,209	140,481,274	142,330,694
Weighted average-diluted	140,092,196	140,980,184	142,698,118
FINANCIAL RATIOS:
Return on average assets	1.49%	1.52%	1.06%
Return on average shareholders’ equity	9.08%	9.31%	6.47%
Return on average tangible common equity (non-GAAP)(1)	14.40%	14.86%	10.61%
Average shareholders’ equity to average assets	16.45%	16.35%	16.42%
Net interest margin	3.80%	3.83%	3.69%

	March 31 2026	December 31 2025	March 31 2025
PERIOD END BALANCES:
Assets	$33,705,380	$33,660,281	$32,788,494
Earning assets	30,034,591	30,014,321	29,106,693
Loans & leases, net of unearned income	24,863,138	24,709,122	23,863,072
Loans held for sale	29,235	31,277	28,642
Investment securities	3,530,568	3,400,400	3,313,997
Total deposits	27,120,883	27,060,939	26,364,635
Shareholders’ equity	5,488,126	5,495,983	5,314,449

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	March	December	March
	2026	2025	2025
Interest & Loan Fees Income (GAAP)	$415,929	$430,053	$403,647
Tax equivalent adjustment	780	796	782

Interest & Fees Income (FTE) (non-GAAP)	416,709	430,849	404,429
Interest Expense	133,414	142,596	143,592

Net Interest Income (FTE) (non-GAAP)	283,295	288,253	260,837
Provision for Credit Losses	7,776	6,779	29,103
Noninterest Income:
Fees from trust services	4,857	5,079	4,782
Fees from brokerage services	7,403	5,958	5,645
Fees from deposit services	9,577	9,879	9,307
Bankcard fees and merchant discounts	1,977	2,202	1,751
Other charges, commissions, and fees	1,099	1,211	1,081
Income from bank-owned life insurance	2,994	2,751	3,370
Income from mortgage banking activities	2,555	1,990	2,479
Net gains (losses) on investment securities	2,265	(218)	521
Other noninterest income	1,336	2,084	618

Total Noninterest Income	34,063	30,936	29,554

Noninterest Expense:
Employee compensation	63,493	64,167	60,866
Employee benefits	15,980	12,967	13,291
Net occupancy	13,013	12,180	12,601
Data processing	7,001	8,080	8,455
Amortization of intangibles	1,838	2,340	2,341
OREO expense	475	433	22
Net (gains) on the sale of OREO properties	—	(153)	(11)
Equipment expense	8,740	9,244	8,582
FDIC insurance expense	4,476	3,417	4,728
Expense for the reserve for unfunded loan commitments	1,972	2,436	1,657
Other noninterest expense	35,826	36,607	41,041

Total Noninterest Expense	152,814	151,718	153,573

Income Before Income Taxes (FTE) (non-GAAP)	156,768	160,692	107,715
Tax equivalent adjustment	780	796	782

Income Before Income Taxes (GAAP)	155,988	159,896	106,933
Taxes	31,788	31,068	22,627

Net Income	$124,200	$128,828	$84,306

MEMO: Effective Tax Rate	20.38%	19.43%	21.16%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	March 31	December 31	March 31
	2026	2025	2025
Cash & Cash Equivalents	$2,305,034	$2,542,250	$2,610,183
Securities Available for Sale	3,212,072	3,059,452	3,002,984
Less: Allowance for credit losses	—	—	—

Net available for sale securities	3,212,072	3,059,452	3,002,984
Securities Held to Maturity	1,020	1,020	1,020
Less: Allowance for credit losses	(16)	(16)	(18)

Net held to maturity securities	1,004	1,004	1,002
Equity Securities	12,248	34,760	21,514
Other Investment Securities	305,244	305,184	288,497

Total Securities	3,530,568	3,400,400	3,313,997

Total Cash and Securities	5,835,602	5,942,650	5,924,180

Loans held for sale	29,235	31,277	28,642
Commercial Loans & Leases	19,160,057	19,049,978	18,308,502
Mortgage Loans	4,896,513	4,854,418	4,768,669
Consumer Loans	818,169	816,224	796,907

Gross Loans	24,874,739	24,720,620	23,874,078
Unearned income	(11,601)	(11,498)	(11,006)

Loans & Leases, net of unearned income	24,863,138	24,709,122	23,863,072
Allowance for Loan & Lease Losses	(299,599)	(297,518)	(310,424)

Net Loans	24,563,539	24,411,604	23,552,648
Goodwill	2,018,848	2,018,848	2,023,604
Other Intangibles	30,429	32,267	39,289
Operating Lease Right-of-Use Asset	87,841	89,312	86,832
Other Real Estate Owned	10,390	8,857	1,475
Bank-Owned Life Insurance	551,306	547,127	538,733
Other Assets	578,190	578,339	593,091

Total Assets	$33,705,380	$33,660,281	$32,788,494

MEMO: Interest-earning Assets	$30,034,591	$30,014,321	$29,106,693

Interest-bearing Deposits	$20,710,965	$20,487,309	$19,883,758
Noninterest-bearing Deposits	6,409,918	6,573,630	6,480,877

Total Deposits	27,120,883	27,060,939	26,364,635
Short-term Borrowings	166,175	198,573	176,015
Long-term Borrowings	532,216	531,817	550,623

Total Borrowings	698,391	730,390	726,638
Operating Lease Liability	93,921	95,392	91,921
Other Liabilities	304,059	277,577	290,851

Total Liabilities	28,217,254	28,164,298	27,474,045

Preferred Equity	—	—	—
Common Equity	5,488,126	5,495,983	5,314,449

Total Shareholders’ Equity	5,488,126	5,495,983	5,314,449

Total Liabilities & Shareholders’ Equity	$33,705,380	$33,660,281	$32,788,494

MEMO: Interest-bearing Liabilities	$21,409,356	$21,217,699	$20,610,396

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Average Balance Sheets

	March 2026	December 2025	March 2025
	Q-T-D Average	Q-T-D Average	Q-T-D Average
Cash & Cash Equivalents	$2,486,561	$2,564,586	$2,376,426
Securities Available for Sale	3,089,155	3,023,817	3,047,164
Less: Allowance for credit losses	—	—	—

Net available for sale securities	3,089,155	3,023,817	3,047,164
Securities Held to Maturity	1,020	1,020	1,020
Less: Allowance for credit losses	(16)	(17)	(18)

Net held to maturity securities	1,004	1,003	1,002
Equity Securities	23,249	34,840	21,016
Other Investment Securities	307,199	302,743	288,618

Total Securities	3,420,607	3,362,403	3,357,800

Total Cash and Securities	5,907,168	5,926,989	5,734,226

Loans held for sale	26,283	28,415	23,865
Commercial Loans & Leases	19,129,811	19,010,060	17,903,431
Mortgage Loans	4,868,411	4,822,219	4,756,253
Consumer Loans	860,168	855,928	827,996

Gross Loans	24,858,390	24,688,207	23,487,680
Unearned income	(12,170)	(12,551)	(11,885)

Loans & Leases, net of unearned income	24,846,220	24,675,656	23,475,795
Allowance for Loan & Lease Losses	(297,537)	(299,908)	(308,225)

Net Loans	24,548,683	24,375,748	23,167,570
Goodwill	2,018,848	2,018,863	2,022,411
Other Intangibles	31,620	33,785	38,564
Operating Lease Right-of-Use Asset	88,864	90,208	87,363
Other Real Estate Owned	9,160	7,437	467
Bank-Owned Life Insurance	548,690	545,754	534,042
Other Assets	549,895	560,192	571,732

Total Assets	$33,729,211	$33,587,391	$32,180,240

MEMO: Interest-earning Assets	$30,108,538	$29,948,501	$28,568,541

Interest-bearing Deposits	$20,614,901	$20,419,740	$19,367,638
Noninterest-bearing Deposits	6,518,574	6,657,360	6,471,287

Total Deposits	27,133,475	27,077,100	25,838,925
Short-term Borrowings	182,428	167,660	167,080
Long-term Borrowings	531,978	531,594	554,614

Total Borrowings	714,406	699,254	721,694
Operating Lease Liability	94,963	96,175	92,491
Other Liabilities	237,253	222,854	243,588

Total Liabilities	28,180,097	28,095,383	26,896,698

Preferred Equity	—	—	—
Common Equity	5,549,114	5,492,008	5,283,542

Total Shareholders’ Equity	5,549,114	5,492,008	5,283,542

Total Liabilities & Shareholders’ Equity	$33,729,211	$33,587,391	$32,180,240

MEMO: Interest-bearing Liabilities	$21,329,307	$21,118,994	$20,089,332

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
Quarterly Share Data:	March 2026	December 2025	March 2025
Earnings Per Share:
Basic	$0.89	$0.92	$0.59
Diluted	$0.89	$0.91	$0.59
Common Dividend Declared Per Share	$0.38	$0.38	$0.37
High Common Stock Price	$45.92	$40.52	$39.56
Low Common Stock Price	$37.92	$34.10	$33.81
Average Shares Outstanding (Net of Treasury Stock):
Basic	139,566,209	140,481,274	142,330,694
Diluted	140,092,196	140,980,184	142,698,118
Common Dividends	$53,173	$53,458	$53,336
Dividend Payout Ratio	42.81%	41.50%	63.26%

	March 31	December 31	March 31
EOP Share Data:	2026	2025	2025
Book Value Per Share	$39.65	$39.29	$37.19
Tangible Book Value Per Share (non-GAAP) (1)	$24.84	$24.63	$22.76
52-week High Common Stock Price	$45.92	$40.52	$44.43
Date	02/06/26	12/18/25	11/25/24
52-week Low Common Stock Price	$30.50	$30.50	$30.68
Date	04/04/25	04/04/25	6/11/24
EOP Shares Outstanding (Net of Treasury Stock):	138,431,009	139,880,247	142,891,148
Memorandum Items:
Employees (full-time equivalent)	2,749	2,740	2,790

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$5,488,126	$5,495,983	$5,314,449
Less: Total Intangibles	(2,049,277)	(2,051,115)	(2,062,893)

Tangible Common Equity (non-GAAP)	$3,438,849	$3,444,868	$3,251,556
÷ EOP Shares Outstanding (Net of Treasury Stock)	138,431,009	139,880,247	142,891,148

Tangible Book Value Per Share (non-GAAP)	$24.84	$24.63	$22.76

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended March 2026			Three Months Ended December 2025			Three Months Ended March 2025
	Average		Average	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Selected Average Balances and Yields:
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$2,238,873	$20,710	3.75%	$2,304,536	$23,288	4.01%	$2,131,157	$23,726	4.51%
Investment securities:
Taxable	3,089,971	26,082	3.38%	3,036,563	26,139	3.44%	3,048,058	26,911	3.53%
Tax-exempt	204,728	1,502	2.94%	203,239	1,502	2.96%	197,891	1,486	3.00%

Total securities	3,294,699	27,584	3.35%	3,239,802	27,641	3.41%	3,245,949	28,397	3.50%
Loans and loans held for sale, net of unearned income (2)	24,872,503	368,415	6.00%	24,704,071	379,920	6.11%	23,499,660	352,306	6.07%
Allowance for loan & lease losses	(297,537)			(299,908)			(308,225)

Net loans and loans held for sale	24,574,966		6.07%	24,404,163		6.18%	23,191,435		6.15%

Total earning assets	30,108,538	$416,709	5.60%	29,948,501	$430,849	5.72%	28,568,541	$404,429	5.73%

Other assets	3,620,673			3,638,890			3,611,699

TOTAL ASSETS	$33,729,211			$33,587,391			$32,180,240

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$20,614,901	$126,728	2.49%	$20,419,740	$135,602	2.63%	$19,367,638	$136,288	2.85%
Short-term borrowings	182,428	1,439	3.20%	167,660	1,443	3.42%	167,080	1,450	3.52%
Long-term borrowings	531,978	5,247	4.00%	531,594	5,551	4.14%	554,614	5,854	4.28%

Total interest-bearing liabilities	21,329,307	133,414	2.54%	21,118,994	142,596	2.68%	20,089,332	143,592	2.90%

Noninterest-bearing deposits	6,518,574			6,657,360			6,471,287
Accrued expenses and other liabilities	332,216			319,029			336,079

TOTAL LIABILITIES	28,180,097			28,095,383			26,896,698
SHAREHOLDERS’ EQUITY	5,549,114			5,492,008			5,283,542

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,729,211			$33,587,391			$32,180,240

NET INTEREST INCOME		$283,295			$288,253			$260,837

INTEREST RATE SPREAD			3.06%			3.04%			2.83%
NET INTEREST MARGIN			3.80%			3.83%			3.69%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
March	December	March
2026	2025	2025
Selected Financial Ratios:
Return on Average Assets	1.49%	1.52%	1.06%
Return on Average Shareholders’ Equity	9.08%	9.31%	6.47%
Return on Average Tangible Common Equity (non-GAAP) (1)	14.40%	14.86%	10.61%
Efficiency Ratio	48.27%	47.65%	53.03%
Price / Earnings Ratio	11.54	x	10.62	x	14.70	x

Note:
(1) Return on Average Tangible Common Equity:
(a) Net Income (GAAP)	$124,200	$128,828	$84,306
(b) Number of Days	90	92	90
Average Total Shareholders’ Equity (GAAP)	$5,549,114	$5,492,008	$5,283,542
Less: Average Total Intangibles	(2,050,468)	(2,052,648)	(2,060,975)

(c) Average Tangible Common Equity (non-GAAP)	$3,498,646	$3,439,360	$3,222,567
Return on Average Tangible Common Equity (non-GAAP) [(a) / (b)] x 365 / (c)	14.40%	14.86%	10.61%

March 31 2026	December 31 2025	March 31 2025
Selected Financial Ratios:
Loans & Leases, net of unearned income / Deposit Ratio	91.68%	91.31%	90.51%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income	1.20%	1.20%	1.30%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income	1.35%	1.35%	1.45%
Nonaccrual Loans / Loans & Leases, net of unearned income	0.37%	0.39%	0.24%
90-Day Past Due Loans/ Loans & Leases, net of unearned income	0.05%	0.02%	0.05%
Non-performing Loans/ Loans & Leases, net of unearned income	0.41%	0.41%	0.29%
Non-performing Assets/ Total Assets	0.34%	0.33%	0.22%
Primary Capital Ratio	17.11%	17.15%	17.09%
Shareholders’ Equity Ratio	16.28%	16.33%	16.21%
Price / Book Ratio	1.04	x	0.98	x	0.93	x

Note:

(2)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
Mortgage Banking Data:	March 2026	December 2025	March 2025
Loans originated	$87,053	$87,134	$75,903
Loans sold	89,095	80,083	91,621

Asset Quality Data:	March 31 2026	December 31 2025	March 31 2025
EOP Non-Accrual Loans	$91,170	$96,492	$57,388
EOP 90-Day Past Due Loans	11,664	4,974	12,387

Total EOP Non-performing Loans	$102,834	$101,466	$69,775
EOP Other Real Estate Owned	10,390	8,857	1,475

Total EOP Non-performing Assets	$113,224	$110,323	$71,250

	Three Months Ended
Allowance for Loan & Lease Losses:	March 2026	December 2025	March 2025
Beginning Balance	$297,518	$300,050	$271,844
Initial allowance for acquired PCD loans	—	—	17,518
Gross Charge-offs	(6,830)	(11,179)	(8,677)
Recoveries	1,135	1,867	636

Net Charge-offs	(5,695)	(9,312)	(8,041)
Provision for Loan & Lease Losses(1)	7,776	6,780	29,103

Ending Balance	299,599	$297,518	310,424
Reserve for lending-related commitments	37,047	35,075	36,567

Allowance for Credit Losses (2)	$336,646	$332,593	$346,991

Notes:

(1)	Three months ended March 31, 2025 includes $18.7 million in provision for Piedmont acquired non-PCD loans.
(2)	Includes allowances for loan losses and lending-related commitments.